As filed with the Securities and Exchange Commission on November 10, 1995

                                Registration No. 33-__________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                 SOUTHERN ELECTRONICS CORPORATION
      (Exact name of registrant as specified in its charter)

     Delaware                                        22-2715444
(State or other jurisdiction                    (I.R.S. Employer
incorporation or organization)                Identification No.)

                   4916 N. Royal Atlanta Drive
                      Tucker, Georgia  30084
      (Address of principal executive offices and zip code)


                 SOUTHERN ELECTRONICS CORPORATION
                  1995 FORMULA STOCK OPTION PLAN
                    (Full titles of the plans)

                          Larry G. Ayers
                    Vice President - Finance,
                     Chief Financial Officer,
                     Secretary and Treasurer
                 Southern Electronics Corporation
                   4916 N. Royal Atlanta Drive
                      Tucker, Georgia  30084
             (Name and address of agent for service)

                         (404)  491-8962
    (Telephone number, including area code, of agent for service)

                             Copy to:
                     Gabriel Dumitrescu, Esq.
                Powell, Goldstein, Frazer & Murphy
                    191 Peachtree Street, N.E.
                         Sixteenth Floor
                      Atlanta, Georgia 30303


                      [cover page continued]

                 CALCULATION OF REGISTRATION FEE



                             Proposed       Proposed
Title of                     maximum        maximum
securities     Amount        offering       aggregate       Amount of
to be          to be         price          offering        registration
registered     registered    per share      price           fee

Common
Stock, $.01    200,000       $5.125(2)      $1,025,000(2)   $354.00
par value      shares(1)


(1) Representing shares to be issued and sold by the Company upon the exercise of options granted or to be granted under the Registrant's 1995 Formula Stock Option Plan (the "Formula Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Formula Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Formula Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1995 (File No. 0-16345).

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-16345).

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on Form 8-A (File
No. 0-16345).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock registered hereby has been passed upon by Powell, Goldstein, Frazer & Murphy, Sixteenth Floor,
191 Peachtree Street, Atlanta, Georgia 30303, counsel to the Registrant.
G. William Speer, a director of the Company, is also a partner of Powell, Goldstein, Frazer & Murphy.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against actual and reasonable expenses, judgments, fines and amounts paid in settlement if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against actual and reasonable expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation. Indemnification is required for expenses incurred by a director or officer who is successful on the merits or otherwise in the proceeding in question. This statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted and in the manner required by the DGCL. In addition, the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Registrant will be liable to the Registrant or the Registrant's stockholders for monetary damages for breaches of fiduciary duty as a director.

     The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act.

     The Registrant has entered into a form of indemnification agreement ("Indemnification Agreement") with each of its officers and directors. The Indemnification Agreement is intended to provide indemnification to the fullest extent permitted by the DGCL and sets forth certain procedures to be followed should an indemnification situation arise. The Indemnification Agreement does not provide for indemnity where the indemnitee has other indemnification or insurance coverage for the subject claim or if, with respect to the matters giving rise to the claim, he or she (i) received an improper personal benefit, (ii) violated paragraph 16(b) of the 1934 Act or
(iii) committed certain acts of dishonesty.

     The Formula Plan provides that in addition to any other rights of indemnification members of the committee administering the Formula Plan may have, such members will be indemnified against reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they may be parties by reason of action taken or failure to act under or in connection with the Formula Plan or any option granted thereunder, and against all judgments and amounts paid in settlement in any action, suit or proceeding except those in which the member is adjudged liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any action, suit or proceeding, a committee member must in writing offer the Company the opportunity, at its own expense, to handle and defend the same. The indemnification rights afforded to committee members are also provided generally to the directors of the Registrant.

Item 8.  Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K.


      Exhibit
      Number                           Description

       4(a) Certificate of Incorporation of the Registrant, as amended.(1)

       4(b)        Amended and Restated Bylaws of the Registrant.(2)

       5 Opinion of counsel with respect to the securities being registered.

       10 1995 Formula Stock Option Plan, together with related form of Non-Qualified Stock Option Agreement.(3)

       24(a)       Consent of counsel (included in Exhibit 5).

       24(b)       Consent of independent auditors.

       25          Power of Attorney (see signature pages to this
                   Registration Statement).
__________________

(1) Incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended June 30, 1995 (File No. 0-16345).

(2)  Incorporated by reference to Exhibit 3.2 of the Registrant's
Registration Statement on Form S-1 filed with the Commission on September 5, 1986 (Registration No. 33-8494).

(3) Incorporated by reference to Appendix A to the Registrant's Proxy Statement dated October 13, 1995 (File No. 0-16345).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on the 9th day of November, 1995.

                              SOUTHERN ELECTRONICS CORPORATION


                              By: /S/ LARRY G. AYERS
                                   Larry G. Ayers
                                   Vice President - Finance and
                                   Chief Financial Officer




                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald Diamond and Larry G. Ayers, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.



                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                Title                          Date


/S/ GERALD DIAMOND        Chairman of the Board, Chief      November 9, 1995
Gerald Diamond            Executive Officer and Director
                          (Principal Executive Officer)

/S/ LARRY G. AYERS        Vice President - Finance,         November 9, 1995
Larry G. Ayers            Chief Financial Officer,
                          Secretary and Treasurer
                          (Principal Financial and
                          Accounting Officer)

/S/ STEWART I. AARON      Director                          November 9, 1995
Stewart I. Aaron


/S/ RAY D. RISNER         Director                          November 9, 1995
Ray D. Risner


/S/ CARY ROSENTHAL        Director                          November 9, 1995
Cary Rosenthal

                          Director                          November 9, 1995
G. William Speer


/S/ MICHEL ZALESKI        Director                          November 9, 1995
Michel Zaleski


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                           EXHIBIT INDEX

Exhibit
Number        Description                              Page

4(a)          Certificate of Incorporation of
              the Registrant, as amended.(1)

4(b)          Amended and Restated Bylaws of
              the Registrant.(2)

5             Opinion of counsel with respect
              to the securities being
              registered.

10            1995 Formula Stock Option Plan,
              together with related form of
              Non-Qualified Stock Option
              Agreement.(3)

24(a)         Consent of counsel (included in
              Exhibit 5).

24(b)         Consent of independent auditors.

25            Power of Attorney (see signature
              pages to this Registration
              Statement).

__________________

(1) Incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended June 30, 1995 (File No. 0-16345).

(2)  Incorporated by reference to Exhibit 3.2 of the Registrant's
Registration Statement on Form S-1 filed with the Commission on September 5, 1986 (Registration No. 33-8494).

(3) Incorporated by reference to Appendix A to the Registrant's Proxy Statement dated October 13, 1995 (File No. 0-16345).

22671179